FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES SECOND QUARTER 2009
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, June 26, 2009 — Genuine Parts Company (NYSE: GPC) plans to release Second Quarter Earnings on July 16, 2009. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Chairman, President and CEO Tom Gallagher and Vice Chairman and CFO Jerry Nix. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549. The conference ID is 85292457. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or at 800-642-1687, ID 85292457, two hours after the completion of the conference call until 12:00 a.m. Eastern time on July 31, 2009.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico. Genuine Parts Company had 2008 revenues of $11.0 billion.